## Third Quarter 2023 Highlights

- Normalized funds from operations attributable to controlling interest, or NFFO, equaled $23.2 million, or $0.35 per common share, for the quarter ended Sep. 30, 2023. NFFO for the quarter ended Sep. 30, 2022 equaled $31.0 million, or $0.47 per common share.
- Funds from operations, as defined by the National Association of Real Estate Investment Trusts, attributable to controlling interest, or FFO, equaled $17.8 million, or $0.27 per common share, for the quarter ended Sep. 30, 2023. FFO for the quarter ended Sep. 30, 2022 equaled $26.5 million, or $0.40 per common share.
- Net operating income, or NOI, totaled $75.1 million for the quarter ended Sep. 30, 2023. NOI for the quarter ended Sep. 30, 2022 totaled $73.8 million.
- Net loss totaled $6.4 million for the quarter ended Sep. 30, 2023 and $7.6 million for the quarter ended Sep. 30, 2022.
- As of Sep. 30, 2023, the company's property portfolio (excluding senior housing operating properties, or SHOP, and integrated senior health campuses) achieved a leased percentage of 92.6 percent and weighted average remaining lease term of 6.2 years. The company's portfolio of SHOP and integrated senior health campuses achieved leased percentages of 80.7 percent and 85.5 percent, respectively. Portfolio leverage[1] was 53.2 percent.
- As of Sep. 30, 2023, the company owned a 18.9 million-square-foot portfolio of 298 medical office buildings, or MOBs, senior housing facilities, skilled nursing facilities, or SNFs, hospitals and integrated senior health campuses located in 36 states, the United Kingdom and the Isle of Man, in addition to a real estate-related investment. The gross investment value[2] of the portfolio was approximately $4.3 billion.
- The company paid a quarterly distribution equal to an annualized distribution rate of $1.00 per share to its stockholders of record as of October 2, 2023, for the third quarter 2023.

* Please see financial reconciliation tables on page three of this update for more information regarding NFFO, FFO, NOI, and net loss.

American Healthcare REIT

# Investor Update

**Third Quarter 2023**

November 20, 2023

Dear Fellow Stockholder:



American Healthcare REIT, Inc., or AHR, the company, we, us or our, recently filed its Quarterly Report on Form 10-Q with the U.S. Securities and Exchange Commission, or SEC, and I am pleased to provide you with an update on the company's progress.

Our properties generally performed well in the third quarter 2023, as we built on our prior quarter success in several property segments. Same-store NOI growth in both our integrated senior health campuses and SHOP segments remained strong, driven primarily by occupancy gains compared to the same quarter last year. Same-store NOI growth for our MOB segment was also encouraging, driven primarily by increases in rental rates. We are hopeful that these positive trends across the three largest segments of our portfolio will continue to propel our total portfolio performance through 2023 and into 2024.

While performance at the property level has been solid, those gains have been largely offset at the bottom line by elevated interest expense throughout 2023, due primarily to the impact of rising interest rates on our variable rate debt. We took additional steps to strengthen our balance sheet and address our variable rate debt in the third quarter through continued execution of property sales and hedging more of our variable rate debt. Year-to-date through September 30, 2023, we sold over $175 million of predominantly non-strategic properties, with over $80 million of proceeds coming in the third quarter. The proceeds from these sales were primarily used to pay down debt and lower our interest expense. Also in the third quarter 2023, we hedged an additional $275 million in variable rate debt, converting floating and uncertain interest costs to a known and fixed rate.

We continue to pursue the goal of creating liquidity for our stockholders, and, to that end, we filed an amended Registration Statement on Form S-11 with the SEC in November. The amended Registration Statement is another important step in a proposed underwritten public offering in conjunction with a listing of our common stock on the New York Stock Exchange and, most importantly, helps us preserve maximum optionality. Capital markets are experiencing continued volatility, but we continue to seek to be well-positioned as markets improve. We, of course, cannot make any assurances as to if or when a liquidity event might occur, or what type of event it will be should it occur, but we remain diligent in preparing the company for the opportunity[3].

Should you have any questions, please do not hesitate to reach out to our Investor Relations department at 844-460-9414. We will, of course, continue to report back to you regularly.

Danny Prosky
President and Chief Executive Officer

(1) Total debt divided by total market value of real estate. Total market value equals the aggregate contract purchase price paid for investments or, for investments appraised subsequent to the date of purchase, the aggregate value reported in the independent appraisals of such investments.
(2) Gross investment value is comprised of acquisition costs and subsequent capital expenditures, net of dispositions and impairments, that pertain to the company's pro rata ownership as of 9/30/23.
(3) There can be no assurance as to when, or even if, we will be able to complete a liquidity event or list our common stock.

# PORTFOLIO OVERVIEW

**All data presented as of 9/30/2023**

| | |
|---|---|
| **18.9 million** Square Feet | **10,237** Senior Housing Units[2] |
| **298** Properties | **9,430** Skilled Nursing Beds[3] |

**$4.3 billion**
Gross Investment Value[1]

## PORTFOLIO COMPOSITION[4]



Integrated Senior Health Campuses
37.5%
SHOP
15.7%
SNFs
5.5%
Senior Housing — Leased
3.8%
Hospitals
2.9%
Debt Investment
2.0%
MOBs
32.6%

| Leased Percentages[5] | |
|---|---|
| MOBs | 89.7% |
| Hospitals | 100% |
| SNFs | 100% |
| Senior Housing – Leased | 100% |
| SHOP | 80.7% |
| Integrated Senior Health Campuses | 85.5% |

# PROPERTY MAP



LEGEND
MOBs
Senior Housing — Leased
SHOP
SNFs
Integrated Senior Health Campuses
Hospitals

(1) Gross investment value is comprised of acquisition costs and subsequent capital expenditures, net of dispositions and impairments, that pertain to the company's pro rata ownership as of 9/30/23.
(2) Includes majority of our SHOP and portion of integrated senior health campuses related to a joint venture interest.
(3) Includes **135** SHOP beds and portion of integrated senior health campuses related to a joint venture interest.
(4) Based on gross investment value.
(5) Includes all third-party leased space of the properties (including master leases), except for our SHOP and integrated senior health campuses where leased percentage represents resident occupancy on the available units/beds therein.

# FINANCIAL RECONCILIATION (FOR THE QUARTERS ENDED 9/30/2023 & 9/30/2022)

## FFO and NFFO Reconciliation

| | Three Months Ended September 30, | |
|---|---|---|
| | 2023 | 2022 |
| **Net loss** | $(6,446,000) | $(7,644,000) |
| Depreciation and amortization related to real estate — consolidated properties | 49,235,000 | 40,390,000 |
| Depreciation and amortization related to real estate — unconsolidated entities | 96,000 | 197,000 |
| Impairment of real estate investments — consolidated properties | 12,510,000 | 21,851,000 |
| Gain on dispositions of real estate investments, net — consolidated properties | (31,981,000) | (2,113,000) |
| Net loss (income) attributable to noncontrolling interests | 457,000 | (5,861,000) |
| Gain on re-measurement of previously held equity interests | — | (19,567,000) |
| Depreciation, amortization, impairments, net gain on dispositions and gain on re-measurements — noncontrolling interests | (6,061,000) | (757,000) |
| **FFO attributable to controlling interest** | $ 17,810,000 | $ 26,496,000 |
| Business acquisition expenses | $ 1,024,000 | $ 231,000 |
| Amortization of above- and below-market leases | 3,103,000 | 700,000 |
| Amortization of closing costs | 71,000 | 60,000 |
| Change in deferred rent | 1,478,000 | (1,029,000) |
| Non-cash impact of changes in equity instruments | 1,579,000 | 880,000 |
| Capitalized interest | (47,000) | (44,000) |
| Loss on debt extinguishments | 345,000 | 628,000 |
| Gain in fair value of derivative financial instruments | (3,402,000) | — |
| Foreign currency loss | 1,704,000 | 3,695,000 |
| Adjustments for unconsolidated entities | (106,000) | (6,000) |
| Adjustments for noncontrolling interests | (386,000) | (575,000) |
| **NFFO attributable to controlling interest** | $23,173,000 | $ 31,036,000 |
| Weighted average Class T and Class I common shares outstanding — basic and diluted | 66,048,991 | 65,819,808 |
| Net loss per Class T and Class I common share attributable to controlling interest — basic and diluted | $(0.09) | $(0.21) |
| FFO per Class T and Class I common share attributable to controlling interest — basic and diluted | $0.27 | $0.40 |
| NFFO per Class T and Class I common share attributable to controlling interest — basic and diluted | $0.35 | $0.47 |

## NOI Reconciliation

| | Three Months Ended September 30, | |
|---|---|---|
| | 2023 | 2022 |
| **Net loss** | $(6,446,000) | $(7,644,000) |
| General and administrative | 11,342,000 | 9,626,000 |
| Business acquisition expenses | 1,024,000 | 231,000 |
| Depreciation and amortization | 49,273,000 | 40,422,000 |
| Interest expense | 38,603,000 | 27,524,000 |
| Gain on dispositions of real estate investments, net | (31,981,000) | (2,113,000) |
| Impairment of real estate investments | 12,510,000 | 21,851,000 |
| Loss from unconsolidated entities | 505,000 | 344,000 |
| Gain on re-measurement of previously held equity interests | — | (19,567,000) |
| Foreign currency loss | 1,704,000 | 3,695,000 |
| Other income | (1,755,000) | (670,000) |
| Income tax expense | 284,000 | 126,000 |
| **NOI** | $ 75,063,000 | $ 73,825,000 |

This investor update contains statements that constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, including statements with respect to: our expectations regarding continued occupancy and NOI growth for SHOP and integrated senior health campuses; management's expectations regarding the performance of our business, liquidity and continued success; our ability to address variable rate debt and interest expense; our ability to close additional purchases or property sales; and our ability to complete the proposed public offering and a liquidity event or listing. We intend for all such forward-looking statements to be covered by the applicable safe harbor provisions for forward-looking statements contained in the Securities Act and Exchange Act. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date such statements were made. Any such forward-looking statements are based on current expectations, estimates and projections about the industry and markets in which we operate, and beliefs of, and assumptions made by, our management, and involve known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied therein, including, without limitation: (1) changes in economic conditions generally and the real estate market specifically; (2) the continuing adverse effects of the COVID-19 pandemic, including its effects on the healthcare industry, senior housing and SNFs, and the economy in general; (3) legislative and regulatory changes, including changes to laws governing the taxation of real estate investment trusts, or REITs; (4) the availability of capital; (5) our ability to pay down, refinance, restructure or extend our indebtedness as it becomes due, including our ability to refinance a senior secured revolving credit facility with an aggregate maximum principal amount of $360,000,000, on acceptable terms, or at all; (6) our ability to maintain our qualification as a REIT for U.S. federal income tax purposes; (7) changes in interest rates, including uncertainties about whether and when interest rates will continue to increase, and foreign currency risk; (8) competition in the real estate industry; (9) changes in policies and guidelines under U.S. generally accepted accounting principles applicable to REITs; (10) the success of our investment strategy; (11) cybersecurity incidents and information technology failures, including unauthorized access to our computer systems and/or our vendors' computer systems, and our third-party management companies' computer systems and/or their vendors' computer systems; (12) our ability to retain our executive officers and key employees; (13) unexpected labor costs and inflationary pressures; and (14) any of the other risks included in our periodic reports as filed with the SEC. Except as required by law, we do not undertake any obligation to update or revise any forward-looking statements in this investor update.

© American Healthcare REIT, Inc. All rights reserved.
18191 Von Karman Avenue, Suite 300
Irvine, CA 92612
949.270.9200 | www.AmericanHealthcareREIT.com